UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 28, 2020

Premier, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36092	35-2477140
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13034 Ballantyne Corporate Place

Charlotte, NC 28277

(Address of Principal Executive Offices) (Zip Code)

(704) 357-0022

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.01 Par Value	PINC	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On February 4, 2020, Premier, Inc. (“Premier”) announced that Premier, through two newly formed consolidated subsidiaries (the “Buyers”), entered into an asset purchase agreement (the “Purchase Agreement”) dated as of February 3, 2020 by and among the Buyers, Acurity, Inc. (“Acurity”), Nexera, Inc. (“Nexera”, and together with Acurity, the “Sellers”), and Premier Healthcare Alliance, L.P. (“Premier LP”) and GNYHA Management Corporation, each as guarantors, pursuant to which the Buyers have agreed to acquire substantially all of the assets and assume certain liabilities of the Sellers. The Sellers are each indirect wholly-owned subsidiaries of Greater New York Hospital Association, Inc. (“GNYHA”).

The transaction closed on February 28, 2020. As previously announced, pursuant to the terms of the Purchase Agreement, Premier agreed to pay an aggregate amount of approximately $291.5 million, of which approximately $46.5 million represents the agreed upon net present value of the amounts that would have been payable to GNYHA Purchasing Alliance, LLC (“GNYHA Purchasing”) pursuant to that certain Tax Receivable Agreement (the “TRA”), made as of September 25, 2013, as amended to date, by and among Premier and the limited partners of Premier LP, had GNYHA Purchasing remained a limited partner of Premier LP throughout the term of the TRA (“Discounted TRA Payments”). Premier paid approximately $166.1 million at closing, which included Discounted TRA Payments of approximately $41.1 million. An additional $120.0 million will be paid to Sellers in four equal annual installments of $30.0 million on or about June 30, 2021, 2022, 2023 and 2024. An additional approximately $5.4 million in Discounted TRA Payments is expected to be paid to GNYHA Purchasing during Premier’s third fiscal quarter of 2021. Premier funded the closing payments with borrowings under its revolving credit facility and expects to fund any remaining payments with available cash on hand and/or additional borrowings under its then existing revolving credit facility.

In addition to the aggregate amount of approximately $291.5 million, the Purchase Agreement provides for a graduated contingent payment of up to $30.0 million based upon Premier’s achievement of a range of member renewals on terms to be agreed to by Premier and GNYHA based on prevailing market conditions in December 2023.

Premier and its affiliates, and certain of its directors and officers, have previously disclosed relationships with GNYHA and its affiliates, including the Sellers, in addition to the transaction. These relationships are discussed (i) in Note 17—Related Party Transactions and Note 19—Segments to the consolidated financial statements included in Premier’s Form 10-K for the year ended June 30, 2019 (“2019 Form 10-K”) and Item 1—Business—Our Membership of the 2019 Form 10-K and (ii) under the headings “Related Person Transactions” and “Security Ownership of Certain Beneficial Owners and Management” in our Definitive Proxy Statement dated October 23, 2019, each of which is incorporated herein by reference.

On February 26, 2020, the parties executed the First Amendment to the Purchase Agreement to correct certain descriptions of and references to the parties in the preamble. Shortly after the date of this Current Report on Form 8-K, the Buyers, Prince A Purchaser, LLC and Prince N Purchaser, LLC, will change their legal names to Acurity, LLC and Nexera, LLC, respectively.

The information provided under this Item 2.01 is a summary of certain portions of the Purchase Agreement, as amended, and does not purport to be a complete description and is subject to, and qualified in its entirety by, (i) the information provided under Item 1.01 of Premier’s Current Report on Form 8-K filed on February 4, 2020 and (ii) the text of the Purchase Agreement, as amended, a copy of which was attached as (a) Exhibit 2.1 to Premier’s Current Report on Form 8-K filed on February 4, 2020 and (b) Exhibit 2.1.1 hereto. To the extent not superseded by this Form 8-K, Item 1.01 of Premier’s Current Report on Form 8-K filed on February 4, 2020 and Exhibit 2.1 to such Form 8-K, are incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

2.1

Asset Purchase Agreement, dated as of February 3, 2020, by and among Prince A Purchaser, LLC, Prince N Purchaser, LLC, Acurity, Inc., Nexera, Inc., and the guarantors named therein, including Premier Healthcare Alliance, L.P. and GNYHA Management Corporation. (filed as Exhibit 2.1 to the Current Report on Form 8-K filed on February 4, 2020 and incorporated herein by reference).

2.1.1

First Amendment to the Asset Purchase Agreement, dated February 26, 2020, by and among Prince A Purchaser, LLC and Prince N Purchaser, LLC, each a Delaware limited liability company, and Acurity Inc. and Nexera, Inc., each a New York corporation.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Premier, Inc.

By:	/s/ Susan D. DeVore
Name:	Susan D. DeVore
Title:	Chief Executive Officer

Date: February 28, 2020